UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 18, 2007

CYTOGEN CORPORATION
________________________________________
(Exact Name of Registrant as Specified in Charter)

Delaware	000-14879	22-2322400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 College Road East, CN 5308, Suite 3100, Princeton, NJ	08540
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 750-8200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors;
Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

This Current Report on Form 8-K of Cytogen Corporation, a Delaware Corporation (the “Company”) supplements the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 13, 2007.  For administrative purposes, the members of the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of the Company recommended, and the Board approved, the following amendments to the Company’s 2004 Stock Incentive Plan (the “2004 Plan”) and the Company’s 2006 Equity Compensation Plan (the “2006 Plan”):

•	2004 Plan is amended to increase the maximum number of shares of common stock for which awards may be granted to any participant per calendar year from 50,000 shares to 400,000 shares; and

•
2006 Plan is amended to (a) clarify that restricted stock units are included in the definition of Grants under the 2006 Plan; and (b) increase the maximum number of shares of common stock for which awards may be granted to any participant per calendar year from 300,000 shares to 650,000 shares.

In connection with these amendments, the equity grants to Kevin Lokay, the Company’s President and Chief Executive Officer, on November 13, 2007 were terminated and reissued as follows:

•
Mr. Lokay, in accordance with the Company’s 2006 Plan, as amended, received a grant of (i) 350,877 restricted stock units (the “RSU’s”) that will vest upon the successful completion of a performance milestone established by the Compensation Committee of the Board and will expire upon the trigging of the performance milestone event in section (ii); and (ii) 175,439 RSU’s that will vest upon the successful completion of another performance milestone established by the Compensation Committee of the Board of Directors and will expire upon the trigging of the performance milestone event in section (i); and

•
Mr. Lokay also received grants of options as follows: (a) options to purchase 400,000 shares of the Company’s common stock, in accordance with the 2004 Plan, as amended, at an exercise price equal to the higher of the of closing price of the Company’s common stock, as listed on the Nasdaq Global Market on December 18, 2007 and $0.57 (the closing price of the Company’s common stock, as listed on the Nasdaq Global Market on November 13, 2007, the original date of grant) and vesting at a rate of 25% on each anniversary of the date of grant; and (b) options to purchase 100,000 shares of the Company’s common stock, in accordance with the 2006 Plan, as amended, at an exercise price equal to the higher of the of closing price of the Company’s common stock, as listed on the Nasdaq Global Market on December 18, 2007 and $0.57 (the closing price of the Company’s common stock, as listed on the Nasdaq Global Market on November 13, 2007, the original date of grant) and vesting at a rate of 25% on each anniversary of the date of grant.  The closing price on December 18, 2007 was $0.52, and therefore, the exercise price for all of the options remained at $0.57.

Additionally, the Compensation Committee recommended and the Board approved revising Mr. Lokay’s compensation package as follows:

•	Mr. Lokay will receive an annual base salary of $400,000;

•	Mr. Lokay shall earn a annual bonus equal to up to 50% of Mr. Lokay’s annual base salary, subject to achievement of certain performance goals established by the Compensation Committee of the Board;

•	Mr. Lokay shall be entitled to twelve (12) months of severance in the event he is terminated without cause;

•	Mr. Lokay shall be entitled to payment of up to $75,000 of relocation expenses; and

•	Mr. Lokay shall be entitled to five (5) weeks of paid vacation.

The Company will file such agreement as an exhibit to a Current Report on Form 8-K or the Company’s next Quarterly Report on Form 10-Q when the terms become final.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTOGEN CORPORATION

By:	/s/ Kevin G. Lokay
Kevin G. Lokay
President and Chief Executive Officer

Dated:   December 21, 2007